Exhibit 99.1

CONFIDENTIAL SEPARATION AND GENERAL RELEASE AGREEMENT

This Confidential Separation and General Release Agreement (“Agreement”) is entered into by and between Stephen Bennion (“Employee” or “Bennion”) and Selectica, Inc. (“Selectica or the “Company”).

In consideration of the mutual promises and covenants set forth herein, the parties do hereby agree as follows:

AGREEMENTS

1.	Denial of Liability

Employee expressly recognizes that this Agreement shall not in any way be construed as an admission of any unlawful or wrongful acts whatsoever against Employee or any other person. Selectica, including any of its insurers, officers, directors, shareholders, representatives, agents, and employees, specifically denies any liability to, or wrongful acts against, Employee or any other person.

2.	Stock Options

The Company has granted to Employee certain options to purchase shares of the Company’s Common Stock, as set forth on Exhibit A attached hereto (the “Options”). As of October 5, 2007, Employee is vested in a certain portion of the shares subject to the Options, as set forth on Exhibit A. Employee acknowledges and agrees that Employee will not vest in any additional shares subject to the Options following October 5, 2007, even if Employee’s service with the Company does not terminate during the Leave (as defined below) or thereafter. Employee also acknowledges and agrees that no event occurring after October 5, 2007, including (without limitation) a merger, consolidation, asset sale or other change in control of the Company, or a termination of employment following any such event, will result in additional vesting with respect to the Options. The Options shall remain in full force and effect, as amended by this Section 2. Options vested as of October 5, 2007, shall be exercisable until March 27, 2008. Except as described in this Section 2, Employee has no rights or interests in any unvested shares of the Company’s Common Stock or any options to purchase shares of the Company’s Common Stock.

3.	Consideration by Selectica

a. In consideration of the covenants and undertakings set forth in this Agreement, Selectica agrees that it will place Bennion on a paid leave of absence under the federal Family and Medical Leave Act (“FMLA”) and the California Family Rights Act (“CFRA”) (the “Leave”) beginning on October 5, 2007, and continuing through December 27, 2007 (the “Termination Date”). Bennion’s employment with the Company will terminate on the Termination Date, at which time Bennion will receive a check in the amount of all accrued vacation pay. During the Leave, Bennion will continue to be paid his current annual salary of $250,000, less all applicable withholdings; provided, however, that no such pay shall be provided until the Effective Date of this Agreement. Bennion understands and agrees that, in accordance with Company policy, he will not earn or accrue any vacation, sick, holiday or other paid time off during the Leave. However, Bennion’s health insurance will continue during the Leave on the same terms and conditions as when he was actively at work, and his life insurance, short-term disability insurance and long-term disability insurance also will be continued during the Leave on the same basis as when he was actively working.

During the remainder of his employment with the Company, Bennion agrees that he will not communicate with anyone at Selectica about work-related matters other than Karen O’Brien or Bob Jurkowski or their respective successors.

Commencing immediately after the Termination Date and continuing through and until August 21, 2008 (the “Severance Period”), Selectica shall continue to pay to Employee an amount equal to his current base salary at regular payroll intervals according to Selectica’s payroll practice, such that during the Severance Period Employee will a receive a total of $161,643.84 in severance payments (the “Severance Amount”). The Severance Amount shall be reduced by authorized deductions or withholdings as required by law.

b. If Bennion elects to continue his health insurance coverage under COBRA for himself, and, if applicable, his dependents, following the Termination Date, the Company shall pay the employer portion of the monthly premium under COBRA for the Employee and, if applicable, such dependents until the earliest of (i) the end of the Severance Period; (ii) the expiration of Bennion’s continuation coverage under COBRA or (iii) the date when Bennion receives substantially equivalent health insurance coverage in connection with new employment or self-employment. Employee will be responsible for timely electing COBRA coverage for Employee and Employee’s eligible dependents.

c. On the Termination Date, the Company shall pay Employee an additional payment of $50,000, less all applicable withholdings, representing his target bonus for the current fiscal year. Employee acknowledges and agrees that, except as expressly set forth herein, he shall not be entitled to any compensation or benefits from Selectica, including, without limitation, any incentive bonus.

4.	Employee’s Warranty

Employee warrants and represents that Employee has no pending claims, complaints, charges or appeals against or involving Selectica, as well as any of its past or present parent, subsidiary, related, affiliated, predecessor, and/or successor corporations and entities, insurers, officers, managers, directors, shareholders, agents, and employees associated with Selectica, with any state or federal court, or any local, state, federal or administrative agency. Employee agrees to cause to be withdrawn any such claim, complaint or charge should one be found in fact to be pending.

5.	Complete and General Release of Claims

In consideration of the severance and COBRA payments set forth in Section 3 above, to the fullest extent permitted by applicable law, Employee waives, releases and forever discharges Selectica and each of its current and former affiliates, subsidiaries, parents, divisions, investors, successors, insurers, predecessors and assigns, as well as each of their respective past and present representatives, agents, directors, officers, shareholders, partners, insurers, representatives, consultants, attorneys and employees (collectively, “Selectica Releasees”), and each of them, from any and all claims of any kind or nature, whether known or unknown or suspected or unsuspected, which Employee now owns or holds, or has or may have had at any time before the Effective Date of this Agreement against any of the Selectica Releasees, and each of them.

The phrase “any and all claims” as used in this Agreement includes, but is not limited to, all claims, demands, causes of action, complaints, or actions of any kind, whether known or unknown, anticipated or unanticipated, suspected or unsuspected, past or present, contingent or fixed including, but not limited to: (i) any and all claims constituting, relating to, or arising out of Employee’s employment with Selectica; (ii) any and all claims based on tort or contract; (iii) any and all claims arising under federal, state or local law or statute, including, but not limited to any and all claims of age discrimination arising under the Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621, et seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e, et seq., the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., the Family and Medical Leave Act of 1993, 29 U.S.C., § 2601, et seq., the United States Constitution, the Employee Retirement Income Security Act of 1974, 29 U.S.C., § 1001, et seq., and any other federal, state or local fair employment practices or civil rights law, ordinance, regulation, executive order and/or other law or regulation governing the terms and conditions of employment; (iv) any and all claims arising out of, related to or connected with the application to, employment of, or termination of Employee by Selectica, the terms and conditions of Employee’s employment, the termination of such employment, and any employment practice, procedure, policy or decision of, or omission or action taken by, the Selectica Releasees, and each of them, including, but not limited to, any claims for wrongful discharge, retaliation, misrepresentation, defamation, harassment, denial of promotion, fraud, fraudulent inducement, emotional distress, or negligent hiring or retention; and (v) any and all claims arising out of, related to, or connected with any legal restrictions on Selectica’s right to terminate Employee’s employment, and whether for compensatory, punitive, equitable or other relief, including attorneys’ fees, all to the fullest extent permitted by law. Provided that, notwithstanding anything in this Section 5 or Section 6 to the contrary, Bennion is not waiving or releasing any right he has or may have to defense or indemnity by the Company or any of its insurers or to the payment of the attorneys’ fees incurred by Bennion or on Bennion’s behalf in connection with any past or future investigation of the Company’s past stock option practices.

6.	Waiver of California Civil Code Section 1542

Employee does hereby, and for his heirs, legal representatives, agents, successors-in-interest and assigns, expressly waive and relinquish all rights and benefits afforded by Section 1542 of the Civil Code of California (or any analogous law of any other state), and does so understanding and acknowledging the significance and consequences of such specific waiver of Section 1542. Employee acknowledges that he is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE

TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of all claims, Employee expressly acknowledges that this Agreement is also intended to include in its effect, without limitation, all claims which he does not know or expect to exist in his favor at the time of execution hereof, and that this Agreement contemplates the extinguishment of any such claim or claims.

7.	No Assignment or Transfer of Released Matters

Employee represents and warrants that Employee has full and exclusive authority to release and discharge those matters released by this Agreement and that no portion of any of the matters released pursuant to this Agreement has been assigned or transferred to any other person, firm or corporation, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand, or suit should be made or instituted against any of the Selectica Releasees because of any such purported assignment, subrogation or transfer, Employee agrees to indemnify and hold harmless the Selectica Releasees against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs.

8.	Confidentiality

Employee represents and warrants that, with the exception of Employee’s spouse, Employee shall not disclose, disseminate and/or publicize, or cause or permit to be disclosed, disseminated or publicized, directly or indirectly, specifically or generally, to any person, corporation, association, agency or entity any of the terms and conditions of this Agreement, except (i) that Employee may reveal to Employee’s attorneys and/or accountants such information but only to the extent such a disclosure is necessary to assist and give Employee appropriate legal and/or financial advice, or (ii) to the extent that Employee must comply with, or respond to, a valid order, demand or regulation by a court or an administrative or governmental agency.

Employee understands and agrees that at all times in the future, Employee will remain bound by the terms of the Selectica, Inc. Proprietary Information and Inventions Agreement (the “PIIA”), which Employee signed on September 20, 1999, and which is attached hereto as Exhibit B.

9.	Return of Company Property and Confidential Information

Employee represents and warrants that Employee has returned to Selectica, and does not have in Employee’s possession, any and all Company property and Proprietary Information (as defined in the PIIA) which were provided to Employee by Selectica or were otherwise in Employee’s possession, custody or control as a result of Employee’s employment with Selectica. Company property includes the original and all copies of any documents, photographs, mechanical or electronic recordings, audio and video tape recordings, computer disks or printouts, reports, drafts, memoranda, notes, correspondence, analysis, calendars, appointment books, and all other writings or recordings of any means, that constitute, contain, concern or relate to any Proprietary Information.

10.	No Cooperation Regarding Other Potential Claims

Employee shall not assist or aid any person, corporation, firm, partnership or other entity with any legal action, legal proceeding or litigation against Selectica, unless such aid or assistance is ordered by a court or sought by a government agency or by compulsory legal process. Employee also shall not (either orally or in writing, or in any other manner whatsoever) voluntarily initiate communications with, or respond to communications from, any person, corporation, partnership or other entity, about any action, cause of action or other matter against Selectica, unless such aid or assistance is ordered by a court or sought by a government agency or by compulsory legal process. In the event such assistance, aid or communication is legally compelled, Employee shall immediately provide Selectica copies thereof and all relevant information available to Employee, including copies of all relevant, non-privileged documents, to permit Selectica to intervene to quash, narrow or otherwise limit the scope of the order or legal process. Employee shall not respond to the order or legal process or communicate with third parties regarding matters addressed by the order or legal process until the date prescribed for performance or, if Selectica has made opposition, until the court or agency has ruled on Selectica’s opposition and Selectica has exhausted and waived all opportunities for appeal.

11.	Non-Solicitation

Employee agrees that, in further consideration for Selectica entering into this Agreement, for a one-year period commencing on the Termination Date, Employee will not, directly or indirectly, personally or through others, solicit or attempt to solicit the employment of any employee of Selectica or any of Selectica’s affiliates, whether on Employee’s behalf or on behalf of any other person or entity. The term “employment” for purposes of this Section 11 means to enter into an arrangement for services as a full-time or part-time employee, independent contractor, agent or otherwise.

12.	Remedies for Breach of this Agreement

If Employee breaches Sections 7, 8, 9, 10, and/or 11 of this Agreement, then Selectica shall have, in addition to and without limiting any other remedy or right it may have at law or in equity, the right to a temporary and permanent injunction restraining any such breach, without any bond or security being required. In any such proceeding, Employee shall waive any defense that the Company has an adequate remedy at law or that the injury suffered as a consequence of such breach is not irreparable.

13.	Review and Consideration of Agreement

Employee understands that Employee has a period of 21 days to review and consider this Agreement before signing it. Employee further understands that Employee may use as much, or as little, of this 21-day period as Employee wishes prior to signing this Agreement.

14.	Right to Revoke Agreement

Employee may revoke this Agreement within seven calendar days following Employee’s execution of this Agreement. Revocation may be made only by delivering a written notice of revocation to Selectica at 1740 Technology Drive, Suite 450, San Jose, CA 95110, to

the attention of Karen O’Brien. This Agreement shall become legally effective and enforceable after the expiration of the seven-day revocation period (the “Effective Date”). However, if Employee revokes this Agreement within the seven-day revocation period, the Agreement shall not be effective or enforceable.

15.	Older Workers Benefit Protection Act

To comply with the Older Workers Benefit Protection Act of 1990 (“OWBPA”), Employee has been advised of Employee’s right to consult an attorney and of the legal requirements of OWBPA, including Employee’s right to consider this Agreement for 21 days before signing and Employee’s right to revoke the Agreement within seven days after signing it, and the provisions of the OWBPA are incorporated herein by this reference.

16.	Miscellaneous Provisions

a.	Governing Law

This Agreement shall be governed by the laws of the State of California, both procedural and substantive, without regard to their conflict of law provisions.

b.	Severability

In the event that any portion of this Agreement shall be held to be void, voidable, illegal or unenforceable, the remaining portions shall remain in force and effect.

c.	Entire and Final Agreement; No Modification

This Agreement is the entire agreement between Employee and Selectica regarding the subject matter of this Agreement and it supersedes any previous negotiations, agreements and understandings concerning the subject matters of this Agreement. Employee and Selectica acknowledge and agree that the benefits set forth in this Agreement supersede and replace in their entirety the termination benefits set forth in Section 6 of the Employment Agreement entered into between Bennion and Selectica on August 21, 2007, which agreement shall otherwise remain in full force and effect. Employee and Selectica acknowledge that they have not relied on any oral or written representation by the other parties to induce the other to sign this Agreement, other than the terms of this Agreement. No modifications of this Agreement can be made except in writing signed by Employee and an authorized officer of Selectica.

d.	Execution and Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed the original, and all of which together shall constitute one and the same instrument. A faxed copy shall be deemed an original, but the parties agree to forward a hard copy of their respective signatures to the other party promptly thereafter.

EMPLOYEE ACKNOWLEDGES THAT HE HAS BEEN PROVIDED WITH SUFFICIENT TIME AND OPPORTUNITY TO CONSIDER THIS AGREEMENT AND TIME TO CONSULT WITH COUNSEL. EMPLOYEE FURTHER ACKNOWLEDGES AND REPRESENTS THAT EMPLOYEE ENTERS INTO THIS AGREEMENT FREELY, KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION AND BASED ON EMPLOYEE’S OWN JUDGMENT AND NOT RELIANCE UPON ANY REPRESENTATION OR PROMISES MADE BY ANY OTHER PARTY.

DATED: October 22, 2007	/s/ Stephen Bennion
Stephen Bennion

DATED: October 23, 2007	Selectica, Inc.

	By	/s/ Robert Jurkowski
	Name:	Robert Jurkowski
	Title:	Chief Executive Officer

Exhibit A

EMPLOYEE’S STOCK OPTIONS

Date of Grant	Number of Shares	Exercise Price	Vested Shares on and After 10/5/2007
9/4/2001	200,000	$2.85	200,000

12/17/2002	300,000	$2.56	300,000

1/19/2005	250,000	$3.40	166,666

8/17/2006	330,000	$2.34	89,375

8/17/2006	70,000	$2.34	18,958

Exhibit B

SELECTICA, INC. PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT